UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2004

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

See Item 2.03, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 30, 2004, EarthLink, Inc. (“EarthLink”) extended its lease with California State Teachers Retirement System for its principal executive offices, representing 328,000 square feet located at 1375 Peachtree Street, Atlanta, Georgia, by entering into the Fourth Amendment to Office Lease (the “Amendment”).  The Amendment is effective January 1, 2005 and extends the term of the lease for an additional seven (7) years from October 1, 2007 to September 30, 2014.

The extension of the lease term increases EarthLink’s aggregate future minimum lease commitment for its principal executive offices by $51.8 million to an estimated total of $73.3 million, including estimated costs for facility expenses such as property taxes, maintenance and utility costs.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Office Lease effective January 1, 2005 between EarthLink, Inc. and California State Teachers Retirement System.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts
Title: Chief Financial Officer

Date: January 6, 2005

Exhibit Index

Exhibit No.	Description
10.1	Fourth Amendment to Office Lease effective January 1, 2005 between EarthLink, Inc. and California State Teachers Retirement System.